EXHIBIT 23.1
DELOITTE TOUCHE TOHMATSU CPA LTD.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Amendment No. 3 to Form S-4 Registration Statement No. 333-134098 of our report dated May 12, 2006, relating to the financial statements of ChinaCast Communication Holdings Limited, appearing in such Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Registration Statement.
     Deloitte Touche Tohmatsu CPA Ltd.
     Beijing, China
     September 11, 2006